Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
LianBio
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0. 000017100448 per share(3)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Shares(4)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities(5)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Warrants(6)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Units(7)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	—	$500,000,000	0.0001102	$55,100
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts						500000000(8)		$55,100
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$55,100
(1)The amount to be registered consists of up to $500,000,000 of an indeterminate amount of ordinary shares, preferred stock, debt securities, warrants and/or units that may be offered and sold from time to time in one or more offerings. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3)Includes such indeterminate amount of ordinary shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities, or upon exercise of warrants registered hereby, as the case may be. The ordinary shares may be represented by American Depositary Shares (“ADSs”), each of which currently represents one ordinary share. A separate registration statement on Form F-6 (File No. 333-260162) has been filed for the registration of ADSs issuable upon deposit of the ordinary shares. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(4)Includes such indeterminate amount of preferred shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(5)Includes such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of ordinary shares, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(7)Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(8)Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby or (ii) preferred shares, ordinary shares, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.